Exhibit - 11

                      DIODES INCORPORATED AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)
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                                                              Three Months Ended                         Nine Months Ended
                                                                September 30,                              September 30,
                                                     -------------------------------------      ------------------------------------
                                                           2001                2002                  2001                 2002
                                                     -----------------    ----------------      ----------------     ---------------
BASIC
Weighted average number of common
shares outstanding used in computing
basic earnings per share                                    8,147,902           8,190,887             8,142,333           8,177,506

     Net income                                           $  (847,000)       $  1,767,000           $   199,000        $  3,539,000
                                                     =================    ================      ================     ===============

Basic earnings per share                                  $     (0.10)       $       0.22           $      0.02        $       0.43
                                                     =================    ================      ================     ===============



DILUTED
  Weighted average number of common
shares outstanding used in computing
basic earnings per share                                    8,147,902           8,190,887             8,142,333           8,177,506
  Assumed exercise of stock options                           667,679             671,385               786,378             656,805
                                                     -----------------    ----------------      ----------------     ---------------
                                                            8,815,581           8,862,272             8,928,711           8,834,311

     Net income                                           $  (847,000)       $  1,767,000           $   199,000        $  3,539,000
                                                     =================    ================      ================     ===============

Diluted earnings per share                                $     (0.10)       $       0.20           $      0.02        $       0.40
                                                     =================    ================      ================     ===============

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